Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-12458 and 333-140809 on Form S-8 and Registration Statement No. 333-161781 on Form F-3 of our report, dated March 17, 2011, relating to the financial statements of Cimatron Ltd. (the “Company”), appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2010.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel

June 30, 2011